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                                                                      EXHIBIT 21


                L-3 COMMUNICATIONS CORPORATION AND SUBSIDIARIES


1179023 Ontario Ltd.
1374474 Ontario Inc.
1415645 Ontario Inc.
3033544 Nova Scotia Company
3052893 Nova Scotia Company
ACSS-NZSC Limited
AMI Instruments, Inc.
Apcom, Inc.
Applied Physics Specialities Limited
Arbeitsmedizinische Betreungsgesellschaft Kieler Bertriebe mbH
Astrid Energy Enterprises S.R.L.
Aviation Communications & Surveillance Systems, LLC
Aydin Foreign Sales Limited
Aydin S.A.
Aydin Yazilim ve Elektronik Sanayi A.S.
Broadcast Sports Inc.
C3-ilex, LLC
Celerity Systems Incorporated
Delsub, Inc.
Digital Technics, L.L.C.
Digital Technics, L.P.
EER Systems, Inc.
ELAC Nautik Unterstutzungskabe GmbH
Electrodynamics, Inc.
Electronic Space Systems International Corp.
EMC S.r.l.
ESSCO Collins Limited
EuroAtlas Gesellschaft fur Leistungselektronik mbH
Film Europe Limited
Goodrich FlightSystems, Inc.
Henschel Inc.
Honeywell TCAS Inc.
Hygienetics Environmental Services, Inc.
International Aerospace Management Company Scrl
Interstate Electronics Corporation
ITel Solutions, LLC
JovyAtlas Elektrische Umformtechnik GmbH
KDI Precision Products, Inc.
Goodrich Aerospace Component Overhaul and Repair, Inc.
Goodrich Avionics Systems, Inc.
L-3 Canada Acquisition Inc.
L-3 Communications AIS GP Corporation
L-3 Communications Analytics Corporation


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          L-3 COMMUNICATIONS CORPORATION AND SUBSIDIARIES (CONTINUED)


L-3 Communications Atlantic Science & Technology Corporation
L-3 Communications Australia Proprietary Limited
L-3 Communications Australia Pty Ltd
L-3 Communications Aydin Corporation
L-3 Communications Cananda Inc.
L-3 Communications Corporation
L-3 Communications ELAC Nautik GmbH
L-3 Communications ESSCO, Inc.
L-3 Communications Global Network Solutions U.K. Ltd
L-3 Communications Holding GmbH
L-3 Communications Hong Kong Limited
L-3 Communications ILEX Systems, Inc.
L-3 Communications IMC Corporation
L-3 Communications Integrated Systems L.P.
L-3 Communications Investments Inc.
L-3 Communications Korea Corporation
L-3 Communications Malaysia Sdn. Bhd.
L-3 Communications Security and Detection Systems Corporation California L-3 Communications Security and Detection Systems Corporation Delaware L-3 Communications Security Systems Corporation
L-3 Communications Singapore Pte Ltd
L-3 Communications SPD Technologies, Inc.
L-3 Communications Storm Control Systems, Inc.
L-3 Communications TMA Corporation
L-3 Communications U.K. Ltd.
L-3 Communications Westwood Corporation
L-3 Satellite Networks, LLC
Logimetrics FSC, Inc.
LogiMetrics, Inc.
L-Tres Comunicaciones Costa Rica, S.A.
MCTI Acquisition Corporation
Medical Education Technologies, Inc.
Microdyne Communications Technologies Incorporated
Microdyne Corporation
Microdyne Ltd.
Microdyne Outsourcing Incorporated
mmTECH, INC.
Mosaic Mapping Inc.
MPRI, Inc.
Narda Safety Test Solutions GmbH
New Vision Group Inc.
Pac Ord Inc.

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


           L-3 COMMUNICATIONS CORPORATION AND SUBSIDIARIES (CONTINUED)


PMM Costruzioni Elettroniche Centro Misure Radioelettriche S.r.l.
Power Paragon (Deutschland) Holding GmbH
Power Paragon, Inc.
Ship Analytics, Inc.
Ship Analytics International, Inc.
Ship Analytics USA, Inc.
Southern California Microwave, Inc.
Sovcan Star Satellite Communications Inc.
Spar Aerospace Limited
SPD Electrical Systems, Inc.
SPD Holdings, Inc.
SPD Switchgear Inc.
Storm Control Systems Limited
SYColeman Corporation
Telos Corporation
Troll Technology Corporation
Wescam Air Ops Inc.
Wescam Air Ops LLC
Wescam Asia PTE Ltd.
Wescam Europe Limited
Wescam Financial (U.S.A.) LLC
Wescam Holdings (US) Inc.
Wescam Inc.
Wescam Incorporated
Wescam LLC
Wescam Sonoma Inc.
Wolf Coach, Inc.



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